EX-99.a
                                               Form 10-K for 1994
                                                  File No. 1-8610








               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                          _____________

                            FORM 11-K
                          ANNUAL REPORT
                          _____________


                Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934


           For the fiscal year ended December 31, 1994


                  Commission File Number 1-8610


                          _____________

                  SOUTHWESTERN BELL CORPORATION
                          SAVINGS PLAN
                          _____________


                     SBC COMMUNICATIONS INC.
        (formerly known as Southwestern Bell Corporation)

            175 E. Houston, San Antonio, Texas  78205




    Financial Statements, Supplemental Schedules and Exhibits

                        Table of Contents
                                                            Page


Report of Independent Auditors

Financial Statements:
     Statement of Net Assets Available for Plan Benefits as of
     December 31, 1994

     Statement of Net Assets Available for Plan Benefits as of
     December 31, 1993

     Statement of Changes in Net Assets Available for Plan
     Benefits for the Year Ended December 31, 1994

     Statement of Changes in Net Assets Available for Plan
     Benefits for the Year Ended December 31, 1993

     Statement of Changes in Net Assets Available for Plan
     Benefits for the Year Ended December 31, 1992

     Notes to Financial Statements

Supplemental Schedules:
     Item 27a - Schedule of Assets Held for Investment Purposes

     Item 27d - Schedule of Reportable Transactions

Exhibits:
          23.a  Consent of Ernst & Young LLP



                 REPORT OF INDEPENDENT AUDITORS




Benefit Plan Committee of the
 Southwestern Bell Corporation Savings Plan



     We have audited the accompanying statements of net assets available for plan benefits of the Southwestern Bell Corporation Savings Plan (the Plan) as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended
December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1994 and 1993, and the changes in its net assets available for plan benefits for each of the three years in the period ended
December 31, 1994, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules as of and for the year ended December 31, 1994 listed in the table of contents are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplemental information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                  ERNST & YOUNG LLP

San Antonio, Texas
May 22, 1995













 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1994
 (Dollars in Thousands)
                                   Employee Stock     SBC                   Diversified   Interest
                                     Ownership       Shares      Bond        Equity       Income
                                       Plan          Fund        Fund       Portfolio      Fund       Total
 ASSETS
 Investments at fair value
  (cost $949,721):
 SBC common shares:
    allocated                   $         192,257 $      -  $         -  $          -  $       -  $   192,257
    unallocated                           228,549        -            -             -          -      228,549
    other                                      -    423,830           -             -          -      423,830
 Wells Fargo Government/Corporate
   Bond Index Fund                             -         -        33,090            -          -       33,090
 Contracts with insurance
   companies and other
   financial institutions                      -         -            -             -     238,845     238,845
 Wells Fargo Equity Index Fund                 -         -            -        153,872         -      153,872
 Temporary cash investments                 7,810     6,371          731         3,932        184      19,028
     Total Investments                    428,616   430,201       33,821       157,804    239,029   1,289,471

 Shares distributable at value:
    SBC common shares                          -      1,521           -             -          -        1,521
    SBC allocated common shares               644        -            -             -          -          644
     Total Shares Distributable               644     1,521           -             -          -        2,165

 Contributions receivable:
    Participant                                -        421           42           254        190         907
    Employer                                2,473        -            -             -          -        2,473
     Total Contributions Receivable         2,473       421           42           254        190       3,380



                                                           (Continued)

SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1994
(Dollars in Thousands)
                                  Employee Stock      SBC                  Diversified   Interest
                                     Ownership      Shares       Bond        Equity       Income
                                       Plan          Fund        Fund       Portfolio      Fund       Total
 (Continued)
 Dividends and interest receivable             35       179          222           467         83         986
 Loans receivable from participants            -     24,712        2,064        13,302     11,904      51,982
 Transfers receivable from other
   funds and plans                             -          2           -            220      2,841       3,063
 Other                                        453        -            -             -          -          453
     Total Assets                         432,221   457,036       36,149       172,047    254,047   1,351,500

 LIABILITIES
 Distributions payable                      1,042     4,327          455         1,644      2,984      10,452
 Transfers payable to other
   funds and plans                             -      1,597        1,463            -           2       3,062
 Payable for investments purchased             -        124          205           382         -          711
 Administrative expenses                       19         6            2             5          5          37
 Interest payable                           7,628        -            -             -          -        7,628
 Current portion of long-term debt         29,581        -            -             -          -       29,581
 Long-term debt                           160,242        -            -             -          -      160,242
     Total Liabilities                    198,512     6,054        2,125         2,031      2,991     211,713

 Net Assets Available for Plan
   Benefits                     $         233,709 $ 450,982 $     34,024 $     170,016 $  251,056 $ 1,139,787





 See Notes to Financial Statements.

SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1993
(Dollars in Thousands)
                                  Employee Stock      SBC                  Diversified   Interest   Diversified
                                     Ownership      Shares       Bond        Equity       Income    Telephone
                                       Plan          Fund        Fund       Portfolio      Fund     Portfolio    Total
 ASSETS
 Investments at fair value
  (cost $908,852):
 SBC common shares:
    allocated                   $         159,603 $      -  $         -  $          -  $       -  $        -  $  159,603
    unallocated                           280,338        -            -             -          -           -     280,338
    other                                      -    364,298           -             -          -       31,580    395,878
 Wells Fargo Government/Corporate
   Bond Index Fund                             -         -        33,475            -          -           -      33,475
 Contracts with insurance
   companies and other
   financial institutions                      -         -            -             -     200,668          -     200,668
 Wells Fargo Equity Index Fund                 -         -            -        138,864         -           -     138,864
 Temporary cash investments                 7,634    10,829        2,463         2,345     48,047       2,364     73,682
     Total Investments                    447,575   375,127       35,938       141,209    248,715      33,944  1,282,508

 Shares distributable at value:
    SBC common shares                          -      4,435           -             -          -           14      4,449
    SBC allocated common shares             1,476        -            -             -          -           -       1,476
     Total Shares Distributable             1,476     4,435           -             -          -           14      5,925

 Contributions receivable:
    Participant                                -        484           59           277        230          -       1,050
     Total Contributions Receivable            -        484           59           277        230          -       1,050




                                                              (Continued)

SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1993
(Dollars in Thousands)
                                  Employee Stock      SBC                  Diversified   Interest   Diversified
                                     Ownership      Shares       Bond        Equity       Income    Telephone
                                       Plan          Fund        Fund       Portfolio      Fund     Portfolio    Total
 (Continued)
 Dividends and interest receivable             20       323          226           137        169          18        893
 Loans receivable from participants            -     21,782        2,047        10,958     12,394          -      47,181
 Transfers receivable from other
   funds and plans                             -     35,658           11         2,150         -           -      37,819
 Other                                      1,935     1,040           99           526        593          -       4,193
     Total Assets                         451,006   438,849       38,380       155,257    262,101      33,976  1,379,569

 LIABILITIES
 Distributions payable                      4,625    10,936          948         3,689      6,764         767     27,729
 Transfers payable to other
   funds and plans                             -         -           468            -       4,104      33,208     37,780
 Payable for investments purchased             -        873          192            -          16          -       1,081
 Administrative expenses                       21         5            2             4          7           1         40
 Interest payable                           8,779        -            -             -          -           -       8,779
 Current portion of long-term debt         27,375        -            -             -          -           -      27,375
 Long-term debt                           181,323        -            -             -          -           -     181,323
     Total Liabilities                    222,123    11,814        1,610         3,693     10,891      33,976    284,107

 Net Assets Available for Plan
   Benefits                     $         228,883 $ 427,035 $     36,770 $     151,564 $  251,210 $        - $ 1,095,462





 See Notes to Financial Statements.

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (Dollars in Thousands)
                                     Employee
                                       Stock          SBC                      Diversified    Interest
                                     Ownership      Shares         Bond          Equity        Income
                                       Plan          Fund          Fund        Portfolio        Fund          Total
 Net Assets Available for Plan
   Benefits, December 31, 1993    $     228,883 $     427,035 $      36,770 $      151,564 $     251,210 $   1,095,462

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions               -         26,837         3,233         16,185        12,833        59,088
     Employer contributions              22,989            -             -              -             -         22,989
     Transfers of participants'
       balances - net                        -         11,440       (2,996)          7,640      (13,411)         2,673
   Proceeds from debt refinancing         8,500            -             -              -             -          8,500
   Loan transfer                         27,375            -             -              -             -         27,375
                                         58,864        38,277           237         23,825         (578)       120,625

 Investment income:
   Dividends on SBC common shares        16,450        15,684            -              -             -         32,134
   Other dividends                           -             -             -           4,343            -          4,343
   Interest                                 207           255         2,384             -         14,530        17,376
                                         16,657        15,939         2,384          4,343        14,530        53,853

 Interest income on participant loans        -          1,796           174            820           903         3,693

 Net appreciation (depreciation) in
   fair value of investments           (12,090)      (11,020)       (3,537)        (2,036)            -       (28,683)
      Total Net Additions                63,431        44,992         (742)         26,952        14,855       149,488



                                                             (Continued)

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (Dollars in Thousands)
                                     Employee
                                       Stock          SBC                     Diversified     Interest
                                     Ownership      Shares         Bond          Equity        Income
                                       Plan          Fund          Fund        Portfolio        Fund          Total
 (Continued)
 Deductions from Net Assets:
   Administrative expenses                  113            72            27             60            77           349
   Interest expense                      15,773            -             -              -             -         15,773
   Loan payment - principal              27,375            -             -              -             -         27,375
   Refinanced long-term debt              8,500            -             -              -             -          8,500
   Distributions to participants          6,844        20,973         1,977          8,440        14,932        53,166
     Total Deductions                    58,605        21,045         2,004          8,500        15,009       105,163

 Net Assets Available for Plan
   Benefits, December 31, 1994    $     233,709 $     450,982 $      34,024 $      170,016 $     251,056 $   1,139,787















 See Notes to Financial Statements.

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1993
 (Dollars in Thousands)
                                     Employee
                                       Stock          SBC                     Diversified     Interest     Diversified
                                     Ownership      Shares         Bond          Equity        Income       Telephone
                                       Plan          Fund          Fund        Portfolio        Fund        Portfolio       Total
 Net Assets Available for Plan
   Benefits, December 31, 1992    $     161,371 $     305,105 $      34,961 $      128,690 $     272,770 $      41,581 $     944,478

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions               -         22,705         2,892         14,203        15,710            -         55,510
     Employer contributions              30,314            -             -              -             -             -         30,314
     Transfers of participants'
       balances - net                        -         72,023       (1,559)          5,588      (37,537)      (39,903)       (1,388)
   Loan transfer                         25,962            -             -              -             -             -         25,962
                                         56,276        94,728         1,333         19,791      (21,827)      (39,903)       110,398

 Investment income:
   Dividends on SBC common shares        16,115        12,360            -              -             -            140        28,615
   Other dividends                           -             -             -           3,628            -          1,363         4,991
   Interest                                 137           283         2,322              2        18,628            41        21,413
   Transfer of interest and dividends        -          1,537            -              -             -        (1,537)            -
                                         16,252        14,180         2,322          3,630        18,628             7        55,019

 Interest income on participant loans        -          1,626           172            789         1,143            -          3,730

 Net appreciation (depreciation) in
   fair value of investments             48,607        37,679         1,149          8,709            -          4,205       100,349
      Total Net Additions               121,135       148,213         4,976         32,919       (2,056)      (35,691)       269,496



                                                                (Continued)

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1993
 (Dollars in Thousands)
                                     Employee
                                       Stock          SBC                     Diversified     Interest     Diversified
                                     Ownership      Shares         Bond          Equity        Income       Telephone
                                       Plan          Fund          Fund        Portfolio        Fund        Portfolio       Total
 (Continued)
 Deductions from Net Assets:
   Administrative expenses                   74            37            14             29            45             8           207
   Interest expense                      18,108            -             -              -             -             -         18,108
   Loan payment - principal              25,962            -             -              -             -             -         25,962
   Distributions to participants          9,479        26,246         3,153         10,016        19,459         5,882        74,235
     Total Deductions                    53,623        26,283         3,167         10,045        19,504         5,890       118,512

 Net Assets Available for Plan
   Benefits, December 31, 1993    $     228,883 $     427,035 $      36,770 $      151,564 $     251,210 $          -  $   1,095,462
















 See Notes to Financial Statements.

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1992
 (Dollars in Thousands)
                                     Employee
                                       Stock          SBC                     Diversified     Interest     Diversified
                                     Ownership      Shares         Bond          Equity        Income       Telephone
                                       Plan          Fund          Fund        Portfolio        Fund        Portfolio       Total
 Net Assets Available for Plan
   Benefits, December 31, 1991    $      91,905 $     269,929 $      35,597 $      114,163 $     286,598 $      46,985 $     845,177

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions               -         17,342         2,540         11,967        17,574            -         49,423
     Employer contributions              29,998            -             -              -             -             -         29,998
     Transfers of participants'
       balances - net                        -        (2,941)       (1,019)          9,705       (8,763)       (2,234)       (5,252)
    Loan transfer                        24,462            -             -              -             -             -         24,462
                                         54,460        14,401         1,521         21,672         8,811       (2,234)        98,631

 Investment income:
   Dividends on SBC common shares        15,908        12,336            -              -             -            215        28,459
   Other dividends                           -             -             -           3,436            -          1,930         5,366
   Interest                                 193           187         2,566              3        21,958            58        24,965
   Transfer of interest and dividends        -          2,168            -              -             -        (2,168)            -
                                         16,101        14,691         2,566          3,439        21,958            35        58,790

 Interest income on participant loans        -          1,374           164            706         1,372            -          3,616

 Net appreciation (depreciation) in
   fair value of investments             50,478        35,357         (231)          5,001            -          4,156        94,761
      Total Net Additions               121,039        65,823         4,020         30,818        32,141         1,957       255,798



                                                                (Continued)

 SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1992
 (Dollars in Thousands)
                                     Employee
                                       Stock          SBC                     Diversified     Interest     Diversified
                                     Ownership      Shares         Bond          Equity        Income       Telephone
                                       Plan          Fund          Fund        Portfolio        Fund        Portfolio       Total
 (Continued)
 Deductions from Net Assets:
   Interest expense                      20,448            -             -              -             -             -         20,448
   Loan payment - principal              24,462            -             -              -             -             -         24,462
   Distributions to participants          6,663        30,647         4,656         16,291        45,969         7,361       111,587
     Total Deductions                    51,573        30,647         4,656         16,291        45,969         7,361       156,497

 Net Assets Available for Plan
   Benefits, December 31, 1992    $     161,371 $     305,105 $      34,961 $      128,690 $     272,770 $      41,581 $     944,478

















 See Notes to Financial Statements.


              SOUTHWESTERN BELL CORPORATION SAVINGS PLAN
                     NOTES TO FINANCIAL STATEMENTS
            (Dollars in Thousands, Except per Unit Amounts)



1.   Plan Description - The Southwestern Bell Corporation Savings Plan
     (Plan) was established by SBC Communications Inc. (SBC), formerly known as Southwestern Bell Corporation, to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. During 1994, participants could invest their contributions in the Southwestern Bell Corporation Shares Fund (SBC Shares Fund), the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund or equally among selected funds. Beginning in mid-1995, participants will be able to invest their contributions in these funds and two new funds in 1% increments.

     Effective January 1, 1984, distributions of Plan participant investments in the American Telephone and Telegraph Company Shares Fund of the predecessor Bell System Savings Plan for Salaried Employees were transferred into the Diversified Telephone Portfolio (DTP) of the Plan. No contributions could be invested in the DTP and all earnings of the DTP were invested in SBC common shares and transferred to the SBC Shares Fund. Effective December 31, 1993, the DTP was eliminated.
     Participants had the option to transfer their DTP account balance to one or more funds within the Plan or receive a distribution. Balances not designated for transfer or distribution by participants were transferred to the SBC Shares Fund.

     In 1989, SBC's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan (ESOP), which became a part of the existing Plan effective September 1, 1989. Concurrent with the establishment of the ESOP, the company matching contribution was raised to 80%, made solely in the form of shares of SBC's common stock held in the ESOP.

     The Plan prefunded the ESOP by borrowing $290.0 million through the issuance of 8.49% Guaranteed Salaried Employees' ESOP Notes due 2000 (ESOP Notes), the repayment of which is guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of the company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. Effective January 1, 1993, the interest rate on the ESOP Notes was reduced from 8.49% to 8.41% as a result of a change in the federal tax rate.

     Effective July 1, 1994, the Plan refinanced $8.5 million of the outstanding balance of the ESOP Notes described above with a note payable to SBC annually at 7.89% until July 2003.

     To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP as are necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions. Dividends on non-Financed Shares in the ESOP are used to acquire additional shares which are allocated to participants' accounts in the ESOP.

     Participants may borrow funds from their vested account balances, excluding ESOP balances and earnings attributable thereto. Loans receivable from participants on the statements of net assets represents an allocation between funds of the total amount of outstanding loans based on the investment direction of loan repayments currently due at December 31 of the Plan year.

     Bankers Trust Company is the Trustee for the Plan.

2. Plan Provisions - The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting and Plan expenses. The Plan text and Prospectus include complete descriptions of these and other Plan provisions.

     Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

     Effective November 1994, the Plan was amended to change it's name from Southwestern Bell Corporation Savings Plan for Salaried Employees to Southwestern Bell Corporation Savings Plan. Certain other amendments were made to the Plan effective in 1994, including the merger of certain other plan's assets into the Plan. These amendments did not significantly affect net assets of the Plan.

3. Accounting Policies - The values of investments are determined as follows: SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest; Wells Fargo Equity Index Fund and Wells Fargo Government/Corporate Bond Index Fund at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

     Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

4. Units of Participation - The interest of a participant in each type of fund in the Plan is represented by units (as described in Article 7 of the Plan), except for the ESOP which is represented by shares. The number and net asset value of units, carried to the fourth decimal place, for each fund in the Plan (other than shares in the ESOP) were:

                             December                  December 31,
                             31, 1994                      1993

                          Number of  Value of        Number of     Value of
                            Units    Units             Units        Units
     SBC Shares Fund      63,753,577 $  7.0738        61,030,013   $  6.9971

     Bond Fund             3,992,144 $  8.5227         4,168,249   $  8.8213

     Diversified          17,457,357 $  9.7389        15,783,895   $  9.6024
     Equity Portfolio

     Interest Income      57,334,489 $  4.3787        61,033,585   $  4.1159
     Fund


5. Participants - The number of active and inactive participants in the Plan by investment direction described in Article 6 of the Plan was:
                                                    December 31,

                                                 1994             1993

     Entirely in SBC Shares Fund                4,697            4,346

     Entirely in Bond Fund                        164              217

     Entirely in Diversified Equity             1,510            1,421
     Portfolio

     Entirely in Interest Income Fund           2,233            2,782

     Equally in SBC Shares Fund and Bond          391              370
     Fund

     Equally in SBC Shares Fund and             2,646            2,231
     Diversified Equity Portfolio

     Equally in SBC Shares Fund and             1,452            1,648
     Interest Income Fund

     Equally in Bond Fund and Diversified         470              525
     Equity Portfolio

     Equally in Diversified Equity                772              853
     Portfolio and Interest Income Fund

     Equally in SBC Shares Fund, Bond Fund        620              491
      and Diversified Equity Portfolio

     Equally in SBC Shares Fund,                  761              736
     Diversified Equity Portfolio and
     Interest Income Fund

       Total                                   15,716           15,620

6. Tax Status -The Internal Revenue Service issued a determination letter on July 26, 1990, stating that the Plan is designed in accordance with applicable sections of the Internal Revenue Code
     (IRC). The Plan has been amended since the determination letter was received. SBC has requested a determination that the Plan, as amended, continues to be qualified. The Plan Administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC.


7. Investments - The fair values of investments representing 5% or more of Plan net assets at either December 31, 1994 or 1993 were:
                                                1994              1993
     Employee Stock Ownership Plan

     SBC common shares:

        allocated                         $     192,257      $    159,603
        unallocated                       $     228,549      $    280,338

     SBC Shares Fund
     SBC common shares                    $     423,830      $    364,298

     Diversified Equity Portfolio
     Wells Fargo Equity Index Fund        $     153,872      $    138,864

     Interest Income Fund
     Contracts with insurance
     companies and other financial
     institutions:
         John Hancock                     $      58,190      $     57,494
         Provident National Life          $      55,214      $     67,719
         Insurance Company

8. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing note (as discussed in note 1). The aggregate principal amount of long-term debt scheduled for repayment in each of the five years subsequent to 1994 is $29,581 in 1995, $31,274 in 1996, $33,102
     in 1997, $35,076 in 1998 and $37,213 in 1999.



SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
December 31, 1994
(Dollars in Thousands)

                                           Description of                      Fair
Name of Issuer or Title of Issue              Investment           Cost        Value
Employee Stock Ownership Plan
 * SBC common shares:
     allocated                             4,761,786 shares    $   132,698 $   192,257
     unallocated                           5,660,667 shares        155,982     228,549
 * Bankers Trust Company                temporary cash investment    7,810       7,810
     Total Employee Stock Ownership Plan                           296,490     428,616

SBC Shares Fund
 * SBC common shares                      10,497,336 shares        250,671     423,830
 * Bankers Trust Company                temporary cash investment    6,371       6,371
     Total SBC Shares Fund                                         257,042     430,201

Bond Fund
 * Wells Fargo Government/Corporate Bond
     Index Fund                             319,148 units           33,918      33,090
 * Bankers Trust Company                temporary cash investment      731         731
     Total Bond Fund                                                34,649      33,821

Diversified Equity Portfolio
 * Wells Fargo Equity Index Fund           1,474,887 units         118,579     153,872
 * Bankers Trust Company                temporary cash investment    3,932       3,932
     Total Diversified Equity Portfolio                            122,511     157,804

Interest Income Fund (a)
   John Hancock                            5.00 % - 5.35 %          58,190      58,190
   Provident National Life Insurance
     Company                               6.98 % - 7.01 %          55,214      55,214
   Metropolitan Life Insurance Company     7.95 % - 8.80 %          47,344      47,344
   Cassie Des Depots et Consignations           4.66 %              40,929      40,929
   The Prudential Insurance Company
     of America                            6.79 % - 8.02 %          37,168      37,168
                                                                   238,845     238,845
 * Bankers Trust Company                temporary cash investment      184         184
     Total Interest Income Fund                                    239,029     239,029

     TOTAL                                                     $   949,721 $ 1,289,471





*  Party-in-Interest.

(a)Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations.  The composite effective semi-annual interest rate for the first and second six-month periods of 1994 was approximately 6.20% and 6.05%, respectively.  This composite interest rate is subject to semi-annual adjustment.  The timing of the remittance of participating employee contributions and other participating employee-
   directed transactions may cause the actual yield to vary from this rate.

SOUTHWESTERN BELL CORPORATION (SBC) SAVINGS PLAN
Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
For the year ended December 31, 1994
(Dollars in Thousands)
                                                                                                  Current Value
                                                                                                  of Asset on
                                           Description of        Purchase     Selling   Cost of   Transaction  Net gain
     Identity of Party Involved                 Assets             Price       Price     Asset       Date      or (loss)

     Category (iii) transactions:
     Bankers Trust Directed Account Cash      Temporary        $ 210,644  $  -        $ 210,644 $ 210,644    $ 0
     Fund                                          Cash
                                             Investments

     Bankers Trust Directed Account Cash      Temporary        $ -        $  265,304  $ 265,304 $ 265,304    $ 0
     Fund                                          Cash
                                             Investments

     There were no category (i), (ii), or (iv) transactions.


                        SIGNATURES


     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                          SOUTHWESTERN BELL CORPORATION
                                 SAVINGS PLAN

                          By Benefit Plan Committee





                          By  /s/ Cassandra C. Carr
                                Cassandra C. Carr, Chairman



     Date:  May 25, 1995